SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2010

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Two, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2010, Vermillion, Inc. (the “Company”) distributed 35,295 shares of the Company’s common stock par value $0.001 (the “Common Stock”) to James S. Burns and 35,295 shares of Common Stock to John F. Hamilton pursuant to certain debtor’s incentive plan (the “Incentive Plan”) approved by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on April 14, 2010. Under the Incentive Plan, Mr. Burns and Mr. Hamilton were each granted 60,508 shares of Common Stock, subject to a 24-month vesting schedule, beginning on June 22, 2009. For each of the two directors, after the distribution of the 35,295 shares on August 24, 2010, the remaining 25,213 shares will vest monthly over the next 10 months.

On August 24, 2010, the Board of Directors (the “Board”) of the Company approved the grant of 20,169 restricted shares of Common Stock to Eric T. Fung pursuant to the Company’s 2010 Incentive Plan. Such shares are subject to a 24-month vesting schedule, beginning on June 22, 2009. 11,765 of the shares are vested and distributed to Mr. Fung. The remaining 8,404 shares will vest monthly over the next 10 months.

Forward-Looking Statement

Certain matters discussed in this Current Report on Form 8-K contain forward-looking statements that involve significant risks and uncertainties, including statements regarding Vermillion’s plans, objectives, expectations and intentions. These forward-looking statements are based on Vermillion’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Vermillion notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. There are no guarantees that Vermillion will succeed in its efforts to commercialize ovarian cancer or OVA1™ diagnostics products in 2010 or during any other period of time. Factors that could cause actual results to materially differ include but are not limited to: (1) uncertainty in obtaining intellectual property protection for inventions made by Vermillion; (2) unproven ability of Vermillion to develop, and commercialize diagnostic products based on findings from its disease association studies; (3) uncertainty as to whether Vermillion will be able to obtain any required regulatory approval of its future diagnostic products; (4) uncertainty of market acceptance of its OVA1™ diagnostic test or future diagnostic products, including the risk that its products will not be competitive with products offered by other companies, or that users will not be entitled to receive adequate reimbursement for its products from third party payers such as private insurance companies and government insurance plans; (5) uncertainty that Vermillion will successfully license or otherwise successfully partner with third parties to commercialize its products; (6) uncertainty whether the trading in Vermillion’s stock will become significantly less liquid; and (7) other factors that might be described from time to time in Vermillion’s filings with the Securities and Exchange Commission. All information in this Current Report is as of the date of this report, and Vermillion expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Vermillion’s expectations or any change in events, conditions or circumstances on which any such statement is based, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: August 27, 2010	By:	/S/ SANDRA A. GARDINER
Sandra A. Gardiner
Vice President and Chief Financial Officer